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N E W S R E L E A S E	Amy Baker
VP, Corporate Communications
abaker@mvbbanking.com
844-682-2265

MVB Financial Corp. Reports 58.5% Increase in Annual Earnings
With Success Executing MVB 3.0 Strategy

FAIRMONT, W.Va., February 14, 2019 – For the year ended December 31, 2018, MVB Financial Corp. (the "Company") (NASDAQ: MVBF) reported net income of $12.0 million, or $1.04 and $1.00 basic and diluted earnings per share, respectively, compared to $7.6 million, or $0.69 and $0.68 basic and diluted earnings per share, respectively, for the same period in 2017. This represents a 58.5% increase over prior year. For the quarter ended December 31, 2018, the Company reported net income of $3.0 million, or $0.25 and $0.24 basic and diluted earnings per share, respectively, compared to $1.4 million, or $0.12 basic and diluted earnings per share, for the quarter ended December 31, 2017.

Noninterest-bearing deposits increased $87.6 million, or 69.6%, from December 31, 2017, to a balance of $213.6 million as of December 31, 2018. The growth in noninterest-bearing deposits was primarily driven by MVB's continued strategic initiatives in fintech and specialty deposits. As of December 31, 2018, noninterest-bearing deposits were 16.3% of total deposits, compared to 10.9% as of December 31, 2017.

Loans increased $198.4 million, or 17.9%, from December 31, 2017, to a balance of $1.3 billion as of December 31, 2018. The increase in loans has been driven by strong growth in MVB's West Virginia and Northern Virginia markets. In addition to the increase in loan volume during 2018, loan yield increased by 45 basis points. The Company continues to leverage industry consolidation to capitalize on market disruptions to attract talent with extensive experience and established relationships in MVB's markets.

MANAGEMENT OVERVIEW
“MVB’s solid performance for 2018, featured strong loan growth, higher net income and continued success in the war for deposits, especially in noninterest-bearing deposits,” said Larry F. Mazza, CEO and President, MVB Financial Corp. “Our MVB 3.0 strategic focus on ‘blue ocean’ opportunities in the fintech and specialty deposits arena reached a tipping point in 2018 and has generated great momentum for 2019.”

FOURTH QUARTER 2018 HIGHLIGHTS

•
Net interest margin remains strong at 3.54% for the quarter ended December 31, 2018, an increase of 11 basis points versus the quarter ended September 30, 2018, and an increase of 25 basis points versus the quarter ended December 31, 2017.

•	Loans of $1.3 billion as of December 31, 2018, increased $7.9 million, or 0.6%, from September 30, 2018, and increased $198.4 million, or 17.9% from December 31, 2017.

•	Very good asset quality as demonstrated by the 0.54% ratio of nonperforming loans to total loans as of December 31, 2018.

•	Assets of $1.8 billion as of December 31, 2018, increased $27.9 million, or 1.6%, from September 30, 2018, and increased $216.7 million, or 14.1%, from December 31, 2017.

•	Net interest income of $14.4 million increased $886 thousand, or 6.6%, from September 30, 2018, and increased $2.7 million, or 23.3%, from the fourth quarter ended December 31, 2017.

•	$1 million of subordinated debt was converted to common stock, which provided an annual interest expense savings of $70 thousand, and resulted in issuing 62,500 new common shares.

LOANS
Loans totaled $1.3 billion as of December 31, 2018, an increase of $7.9 million, or 0.6%, from September 30, 2018, and an increase of $198.4 million, or 17.9% from December 31, 2017. Organic growth and the addition of commercial lenders within the Company's primary lending areas contributed to the loan growth. The yield on loans was 4.94% for the year ended December 31, 2018, an increase of 45 basis points from the year ended December 31, 2017. The yield on loans was 5.18% for the quarter ended December 31, 2018, an increase of 21 basis points, from the quarter ended September 30, 2018, and an increase of 56 basis points, from the quarter ended December 31, 2017. Of the 21-basis point increase in loan yield for the quarter ended December 31, 2018, 4 basis points were attributable to an increase in loan fees.

DEPOSITS
Deposits totaled $1.3 billion as of December 31, 2018, a decrease $70.0 million, or 5.1%, from September 30, 2018, and an increase of $149.6 million, or 12.9%, from December 31, 2017. Noninterest-bearing deposits totaled $213.6 million as of December 31, 2018, or 16.3%, of the total deposit base, a decrease of $27.3 million, or 11.3%, from September 30, 2018, and an increase of $87.6 million, or 69.6%, from December 31, 2017. The fourth quarter decline was due, in part, to the seasonality in public funds, which decreased $43.4 million, and the cyclical nature of fintech and title deposits, which decreased $8.7 million.

Noninterest-bearing deposits remain a core funding source for the Company. Of the $213.6 million in noninterest-bearing balances in 2018, $91.9 million are related to fintech and title business.

NET INTEREST INCOME
Net interest income for the fourth quarter of 2018 was $14.4 million, an increase of $886 thousand, or 6.6%, from September 30, 2018, and an increase of $2.7 million, or 23.3%, from the fourth quarter ended December 31, 2017. Net interest income of $52.1 million for the full year 2018 increased $7.8 million, or 17.5%, from the year ended December 31, 2017. Net interest margin of 3.54% for the quarter ended December 31, 2018, increased 11 basis points versus the quarter ended September 30, 2018, and increased 25 basis points versus the quarter ended December 31, 2017. Net interest margin of 3.41% for the year ended December 31, 2018, increased 14 basis points from the year ended December 31, 2017.

Interest expense increased 11.3% during the fourth quarter of 2018, compared to the quarter ended September 30, 2018, due to an increase of 14 basis points in the cost of interest-bearing liabilities, and increased 52.1% for the quarter ended December 31, 2018, compared to the quarter ended December 31, 2017, due to an increase of 45 basis points in the cost of interest-bearing liabilities. Interest expense increased 43.9% for the year ended December 31, 2018, compared to the same time period in 2017, based on a 33-basis point increase in the cost of interest-bearing liabilities. The increased cost of interest-bearing liabilities is the result of an increase in borrowings due to loan growth. Increased interest rates and an emphasis on loan yields more than offset the increase in cost of interest-bearing liabilities, driving the net interest margin expansion.

In November 2018, $1 million of subordinated debt was converted to common stock, which caused the issuance of 62,500 new shares and will provide an annual interest expense savings of $70 thousand. Including this conversion, in 2018, $16 million of subordinated debt was converted into common stock, which caused the issuance of 1,000,000 new shares and will provide an annual interest expense savings of $1.1 million.

ASSET QUALITY
Asset quality remained very good in 2018. Nonperforming loans decreased $2.6 million, to 0.54% of total loans as of December 31, 2018, compared to 0.99% as of September 30, 2018, and 0.88% as of December 31, 2017. In addition, net charge-offs for 2018 decreased $17 thousand compared to 2017, resulting in a net loan charge-offs to total loans ratio of 0.11% as of December 31, 2018, and 0.13% as of December 31, 2017.
Provision for loan loss was $292 thousand for the quarter ended December 31, 2018, a decrease of $777 thousand, or 72.7%, from the quarter ended September 30, 2018, and a decrease of $744 thousand, or

71.8%, from the quarter ended December 31, 2017. Provision was $2.4 million for the full year ended December 31, 2018, a $267 thousand increase from the same time period in 2017.

NONINTEREST INCOME
Noninterest income for the fourth quarter of 2018 was $8.3 million, a decrease of $2.2 million, or 21.1%, from the quarter ended September 30, 2018, and a decrease of $1.9 million, or 18.3%, from the quarter ended December 31, 2017. Noninterest income of $38.6 million for the full year 2018 decreased $2.1 million, or 5.1%, from the year ended December 31, 2017.

The decrease from the quarter ended September 30, 2018, was the result of a $1.3 million decrease in mortgage fee income, a $616 thousand decrease in the holding gain on equity securities, and a $296 thousand decrease in income on bank owned life insurance. The decrease in mortgage fee income was the result of a decrease in mortgage production volume of $32.3 million, or 8.7%, from the quarter ended September 30, 2018, to the quarter ended December 31, 2018.

The decrease from the quarter ended December 31, 2017, was the result of an $842 thousand decrease in mortgage fee income, a $303 thousand decrease in other operating income, a $281 thousand decrease in the gain on derivative, a $276 thousand decrease in the gain on sale of securities and a $164 thousand decrease in interchange income. The decrease in mortgage fee income was the result of a decrease in mortgage production volume of $32.8 million, or 8.8%, from the quarter ended December 31, 2017, to the quarter ended December 31, 2018.

The year over year decrease was primarily the result of a $4.8 million decrease in mortgage fee income, due to mortgage production volume decreasing by $93.8 million or 6.1% in 2018. This decrease was partially offset by a gain on derivative of $2.4 million. Excluding the decrease in mortgage fee income and increase in the gain on derivative, noninterest income for 2018 increased $302 thousand and was primarily due to increases in the holding gain on equity securities, and income on bank-owned life insurance.

With the challenge of lower mortgage fee income and production volumes, the Company's mortgage subsidiary did remain profitable during each quarter of 2018.

NONINTEREST EXPENSE
Noninterest expense for the fourth quarter of 2018 was $18.5 million, an increase of $56 thousand, or 0.3%, from the quarter ended September 30, 2018, and an increase of $759 thousand, or 4.3%, from the quarter ended December 31, 2017. Noninterest expense for the full year 2018 was $72.9 million, an increase of$2.4 million, or 3.4%, from the year ended December 31, 2017. The increase from the quarter ended September 30, 2018 was the result of an increase in salaries and employee benefits of $217 thousand, which was partially offset by a decrease in other operating expense of $133 thousand. The increase from the quarter ended December 31, 2017 was a result of an increase in salaries and employee benefits of $638 thousand and an increase in travel, entertainment, dues, and subscriptions of $217 thousand. An increase in salaries and employee benefits of $2.1 million and an increase in equipment and occupancy expense of $384 thousand attributed to the year over year increase.

DIVIDEND
As previously announced, on November 21, 2018, the Company declared a quarterly cash dividend of $0.03 per share to shareholders of record at the close of business on December 1, 2018, payable December 15, 2018. This was the fourth quarterly dividend for 2018 and was equal to the September 2018 payout of $0.03 per share. The cash dividend of $0.11 for the full year 2018, increased $0.01, or 10%, compared to the same time period in 2017.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage and MVB Community Development Corporation, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Earnings Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” “may,” or similar expressions occur in this Earnings Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.

Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

MVB Financial Corp.
Financial Highlights

Condensed Consolidated Statements of Income (Unaudited) (Dollars in thousands, except per share data)

	Quarterly					Year-to-Date
	2018	2018	2018	2018	2017	2018	2017
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Interest income	$19,586	$18,176	$16,944	$15,054	$15,086	$69,760	$56,598
Interest expense	5,176	4,652	4,289	3,589	3,403	17,706	12,301
Net interest income	14,410	13,524	12,655	11,465	11,683	52,054	44,297
Provision for loan losses	292	1,069	605	474	1,036	2,440	2,173
Noninterest income	8,295	10,511	10,795	9,039	10,157	38,640	40,706
Noninterest expense	18,473	18,417	19,249	16,739	17,714	72,878	70,500
Income before income taxes	3,940	4,549	3,596	3,291	3,090	15,376	12,330
Income tax expense	941	970	765	697	1,667	3,373	4,755
Net income	$2,999	$3,579	$2,831	$2,594	$1,423	$12,003	$7,575
Preferred dividends	123	123	122	121	124	489	498
Net income available to common shareholders	$2,876	$3,456	$2,709	$2,473	$1,299	$11,514	$7,077

Earnings per share - basic	$0.25	$0.30	$0.25	$0.24	$0.12	$1.04	$0.69
Earnings per share - diluted	$0.24	$0.29	$0.25	$0.23	$0.12	$1.00	$0.68

Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	December 31, 2018	September 30, 2018	December 31, 2017
Cash and cash equivalents	$22,221	$22,045	$20,305
Certificates of deposit with other banks	14,778	14,778	14,778
Investment securities	231,213	226,306	231,507
Loans held for sale	75,807	63,706	66,794
Loans	1,304,366	1,296,460	1,105,941
Allowance for loan losses	(10,939)	(11,439)	(9,878)
Net loans	1,293,427	1,285,021	1,096,063
Premises and equipment, net	26,545	26,706	26,686
Goodwill	18,480	18,480	18,480
Other assets	68,498	66,062	59,689
Total assets	$1,750,969	$1,723,104	$1,534,302

Deposits	$1,309,154	$1,379,186	$1,159,580
Borrowed funds	214,887	122,000	152,169
Other liabilities	50,155	51,042	72,361
Shareholders' equity	176,773	170,876	150,192
Total liabilities and shareholders' equity	$1,750,969	$1,723,104	$1,534,302

Reportable Segments (Unaudited)

Twelve Months Ended December 31, 2018	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$63,762	$6,667	$5	$(674)	$69,760
Interest expense	13,667	4,085	1,756	(1,802)	17,706
Net interest income	50,095	2,582	(1,751)	1,128	52,054
Provision for loan losses	2,386	54	—	—	2,440
Net interest income after provision for loan losses	47,709	2,528	(1,751)	1,128	49,614

Noninterest Income:
Mortgage fee income	585	32,880	—	(1,128)	32,337
Other income	6,479	(243)	6,411	(6,344)	6,303
Total noninterest income	7,064	32,637	6,411	(7,472)	38,640

Noninterest Expenses:
Salaries and employee benefits	14,924	23,927	7,373	—	46,224
Other expense	20,081	8,608	4,309	(6,344)	26,654
Total noninterest expenses	35,005	32,535	11,682	(6,344)	72,878

Income (loss) before income taxes	19,768	2,630	(7,022)	—	15,376
Income tax expense (benefit)	4,265	677	(1,569)	—	3,373
Net income (loss)	$15,503	$1,953	$(5,453)	$—	$12,003
Preferred stock dividends	—	—	489	—	489
Net income (loss) available to common shareholders	$15,503	$1,953	$(5,942)	$—	$11,514

Reportable Segments (Unaudited)

Twelve Months Ended December 31, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$52,423	$4,698	$4	$(527)	$56,598
Interest expense	9,118	2,317	2,241	(1,375)	12,301
Net interest income	43,305	2,381	(2,237)	848	44,297
Provision for loan losses	1,967	206	—	—	2,173
Net interest income after provision for loan losses	41,338	2,175	(2,237)	848	42,124

Noninterest Income:
Mortgage fee income	736	37,262	—	(849)	37,149
Other income	5,866	(2,372)	5,466	(5,403)	3,557
Total noninterest income	6,602	34,890	5,466	(6,252)	40,706

Noninterest Expenses:
Salaries and employee benefits	12,266	26,196	5,646	—	44,108
Other expense	19,523	8,188	4,085	(5,404)	26,392
Total noninterest expenses	31,789	34,384	9,731	(5,404)	70,500

Income (loss) before income taxes	16,151	2,681	(6,502)	—	12,330
Income tax expense (benefit)	5,820	1,082	(2,147)	—	4,755
Net income (loss)	$10,331	$1,599	$(4,355)	$—	$7,575
Preferred stock dividends	—	—	498	—	498
Net income (loss) available to common shareholders	$10,331	$1,599	$(4,853)	$—	$7,077

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Three Months Ended December 31, 2018			Three Months Ended September 30, 2018			Three Months Ended December 31, 2017
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$8,123	$45	2.17%	$5,178	$30	2.30%	$4,636	$15	1.28%
CDs with other banks	14,778	74	1.99	14,778	73	1.96	14,778	75	2.01
Investment securities:
Taxable	146,488	924	2.50	148,499	869	2.32	147,459	774	2.08
Tax-exempt	79,906	723	3.59	79,961	715	3.55	68,759	572	3.30
Loans and loans held for sale: [1]
Commercial	924,547	12,518	5.37	883,051	11,323	5.09	770,664	9,042	4.65
Tax exempt	14,454	128	3.51	14,231	125	3.48	14,679	128	3.46
Real estate	415,502	5,039	4.81	408,719	4,909	4.77	374,047	4,300	4.56
Consumer	10,215	135	5.24	10,844	132	4.83	13,006	180	5.49
Total loans	1,364,718	17,820	5.18	1,316,845	16,489	4.97	1,172,396	13,650	4.62
Total earning assets	1,614,013	19,586	4.81	1,565,261	18,176	4.61	1,408,028	15,086	4.25
Less: Allowance for loan losses	(11,268)			(10,717)			(9,579)
Cash and due from banks	16,515			18,020			16,969
Other assets	109,146			108,618			96,103
Total assets	$1,728,406			$1,681,182			$1,511,521

Liabilities
Deposits:
NOW	$414,997	$865	0.83	$413,121	$773	0.74	$467,095	$807	0.69
Money market checking	261,928	852	1.29	246,624	676	1.09	238,262	432	0.72
Savings	40,494	1	0.01	42,760	1	0.01	44,685	19	0.17
IRAs	17,937	78	1.73	17,950	75	1.66	17,200	59	1.36
CDs	384,540	1,902	1.96	348,467	1,585	1.80	278,446	1,025	1.46
Repurchase agreements and federal funds sold	15,573	6	0.15	17,911	10	0.22	24,727	19	0.30
FHLB and other borrowings	173,110	1,150	2.64	202,670	1,199	2.35	122,388	474	1.54
Subordinated debt	17,861	322	7.15	19,932	333	6.63	33,524	568	6.72
Total interest-bearing liabilities	1,326,440	5,176	1.55	1,309,435	4,652	1.41	1,226,327	3,403	1.10
Noninterest bearing demand deposits	217,527			193,116			127,417
Other liabilities	11,903			10,710			7,419
Total liabilities	1,555,870			1,513,261			1,361,163

Stockholders’ equity
Preferred stock	7,834			7,834			7,834
Common stock	11,633			11,467			10,496
Paid-in capital	116,254			113,482			99,123
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	46,852			43,793			36,982
Accumulated other comprehensive income	(8,953)			(7,571)			(2,993)
Total stockholders’ equity	172,536			167,921			150,358
Total liabilities and stockholders’ equity	$1,728,406			$1,681,182			$1,511,521

Net interest spread			3.26			3.20			3.15
Net interest income-margin		$14,410	3.54%		$13,524	3.43%		$11,683	3.29%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017			Twelve Months Ended December 31, 2016
(Dollars in thousands)	Average Balance	Interest Income/Expense	Yield/Cost	Average Balance	Interest Income/Expense	Yield/Cost	Average Balance	Interest Income/Expense	Yield/Cost
Assets
Interest-bearing deposits in banks	$5,176	$108	2.09%	$3,790	$52	1.37%	$16,347	$94	0.58%
CDs with other banks	14,778	295	2.00	14,619	288	1.97	11,694	228	1.95
Investment securities:
Taxable	150,134	3,580	2.38	125,797	2,658	2.11	76,525	1,366	1.79
Tax-exempt	79,161	2,810	3.55	58,786	1,863	3.17	64,108	1,853	2.89
Loans and loans held for sale: [1]
Commercial	854,108	43,099	5.05	751,444	33,896	4.51	734,829	32,620	4.44
Tax exempt	14,352	499	3.48	15,064	520	3.45	16,326	564	3.45
Real estate	395,302	18,794	4.75	373,360	16,612	4.45	398,766	16,594	4.16
Consumer	11,349	575	5.07	13,660	709	5.19	16,762	804	4.80
Total loans	1,275,111	62,967	4.94	1,153,528	51,737	4.49	1,166,683	50,582	4.34
Total earning assets	1,524,360	69,760	4.58	1,356,520	56,598	4.17	1,335,357	54,123	4.05
Less: Allowance for loan losses	(10,530)			(9,626)			(8,939)
Cash and due from banks	16,828			16,287			13,765
Other assets	106,600			90,585			87,815
Total assets	$1,637,258			$1,453,766			$1,427,998

Liabilities
Deposits:
NOW	$432,789	$3,246	0.75	$438,123	$2,608	0.60%	$454,320	$2,413	0.53%
Money market checking	245,008	2,455	1.00	239,632	1,781	0.74	163,630	1,282	0.78
Savings	44,049	29	0.07	47,034	78	0.17	43,870	88	0.20
IRAs	17,894	285	1.59	16,678	217	1.30	16,319	208	1.27
CDs	319,720	5,620	1.76	262,417	3,610	1.38	314,542	3,757	1.19
Repurchase agreements and federal funds sold	18,536	56	0.30	23,559	75	0.32	27,066	72	0.27
FHLB and other borrowings	190,686	4,259	2.23	122,144	1,690	1.38	139,736	1,086	0.78
Subordinated debt	25,774	1,756	6.81	33,524	2,242	6.69	33,524	2,226	6.64
Total interest-bearing liabilities	1,294,456	17,706	1.37	1,183,111	12,301	1.04	1,193,007	11,132	0.93
Noninterest bearing demand deposits	171,631			117,696			99,826
Other liabilities	10,304			8,006			12,220
Total liabilities	1,476,391			1,308,813			1,305,053

Stockholders’ equity
Preferred stock	7,834			7,927			16,334
Common stock	11,082			10,355			8,263
Paid-in capital	107,669			96,987			75,799
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	42,509			34,155			25,943
Accumulated other comprehensive income	(7,143)			(3,387)			(2,310)
Total stockholders’ equity	160,867			144,953			122,945
Total liabilities and stockholders’ equity	$1,637,258			$1,453,766			$1,427,998

Net interest spread			3.21			3.13			3.12
Net interest income-margin		$52,054	3.41%		$44,297	3.27%		$42,991	3.22%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Selected Financial Data (Unaudited) (Dollars in thousands, except per share data)

	Quarterly					Year-to-Date
	2018	2018	2018	2018	2017	2018	2017
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Earnings and Per Share Data:
Net income	$2,999	$3,579	$2,831	$2,594	$1,423	$12,003	$7,575
Net income available to common shareholders	2,876	3,456	2,709	2,473	1,299	11,514	7,077
Earnings per share - basic	0.25	0.30	0.25	0.24	0.12	1.04	0.69
Earnings per share - diluted	0.24	0.29	0.25	0.23	0.12	1.00	0.68
Cash dividends paid per common share	0.03	0.03	0.025	0.025	0.025	0.11	0.10
Book value per common share	14.55	14.13	13.93	13.53	13.63	14.55	13.63
Tangible book value per common share	12.92	12.48	12.25	11.72	11.80	12.92	11.80
Weighted average shares outstanding - basic	11,582,378	11,416,202	10,634,805	10,474,138	10,444,627	11,030,984	10,308,738
Weighted average shares outstanding - diluted	12,772,222	13,113,259	11,502,148	12,714,353	10,823,994	12,722,003	10,440,228

Performance Ratios:
Return on average assets [1]	0.69%	0.85%	0.70%	0.68%	0.38%	0.73%	0.52%
Return on average equity [1]	6.95%	8.53%	7.40%	6.94%	3.79%	7.46%	5.23%
Net interest margin [2]	3.54%	3.43%	3.38%	3.29%	3.29%	3.41%	3.27%
Efficiency ratio [3]	81.36%	76.63%	82.09%	81.64%	81.11%	80.36%	82.94%
Overhead ratio 1 4	4.28%	4.38%	4.76%	4.40%	4.69%	4.45%	4.85%

Asset Quality Data and Ratios:
Charge-offs	$801	$294	$29	$356	$572	$1,480	$1,497
Recoveries	9	13	8	71	18	101	101
Net loan charge-offs to total loans 1 5	0.24%	0.09%	0.01%	0.10%	0.20%	0.11%	0.13%
Allowance for loan losses	10,939	11,439	10,651	10,067	9,878	10,939	9,878
Allowance for loan losses to total loans [6]	0.84%	0.88%	0.88%	0.87%	0.89%	0.84%	0.89%
Nonperforming loans	7,103	12,846	9,419	9,102	9,699	7,103	9,699
Nonperforming loans to total loans	0.54%	0.99%	0.78%	0.79%	0.88%	0.54%	0.88%

Capital Ratios:
Equity to assets	10.10%	9.92%	9.84%	9.51%	9.79%	10.10%	9.79%
Leverage ratio	9.87%	9.91%	9.90%	9.50%	9.27%	9.87%	9.27%
Common equity Tier 1 capital ratio	11.16%	11.27%	11.28%	10.60%	10.55%	11.16%	10.55%
Tier 1 risk-based capital ratio	12.02%	12.15%	12.20%	11.57%	11.54%	12.02%	11.54%
Total risk-based capital ratio	13.78%	14.10%	14.34%	14.80%	14.87%	13.78%	14.87%
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 noninterest expense as a percentage of net interest income and noninterest income
4 noninterest expense as a percentage of average assets
5 charge-offs less recoveries
6 excludes loans held for sale

Non-GAAP Reconciliation: Tangible Book Value per Common Share

	Quarterly					Year-to-Date
	2018	2018	2018	2018	2017	2018	2017
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Goodwill	$18,480	$18,480	$18,480	$18,480	$18,480	$18,480	$18,480
Core deposit intangibles	550	574	598	622	646	550	646
Total intangibles	19,030	19,054	19,078	19,102	19,126	19,030	19,126

Total Equity	176,773	170,876	165,795	150,421	150,192	176,773	150,192
Less: Preferred equity	(7,834)	(7,834)	(7,834)	(7,834)	(7,834)	(7,834)	(7,834)
Less: Total intangibles	(19,030)	(19,054)	(19,078)	(19,102)	(19,126)	(19,030)	(19,126)
Tangible common equity	149,909	143,988	138,883	123,485	123,232	149,909	123,232

Tangible common equity	149,909	143,988	138,883	123,485	123,232	149,909	123,232
Common shares outstanding (000s)	11,607	11,537	11,338	10,539	10,445	11,607	10,445
Tangible book value per common share ($)	12.92	12.48	12.25	11.72	11.80	12.92	11.80